Exhibit 99.1

Contact:	Investors
Mary T. Conway
Conway Communications
1-781-772-1679
mary.conway@schange.com

SeaChange InternationaL Reports

THIRD qUARTER Fiscal 2020 Results

Revenue Increases by 10% as Framework Offering Continues to Gain Traction

Management Reiterates Full Year Revenue and Operating Income Guidance

ACTON, Mass. (December 4, 2019) – SeaChange International, Inc. (NASDAQ: SEAC) today reported third quarter fiscal 2020 revenue of $20.5 million and net income of $2.1 million, or $0.06 per basic share, compared to third quarter fiscal 2019 revenue of $18.6 million and a net loss of $3.8 million, or $0.11 per basic share.

Quarterly and Recent Highlights

•

Won eight significant customers all with multi-year commitments for the Framework video delivery platform, amounting to more than $18 million in total deal value, bringing the cumulative value for this fiscal year to date to 15 deals totaling more than $39 million.

•	Recorded $20.5 million of revenue, with the majority from Framework deals, in line with our business plan for this year.
•

Gross margin was 76% in the third quarter of fiscal 2020, compared to 61% in the third quarter of fiscal 2019, as we continue to see an improvement in gross margin related to our Framework video delivery platform.

•	Net Income was $2.1 million in the third quarter of fiscal 2020, compared to a Net Loss of $3.8 million in the third quarter of fiscal 2019.
•	Ended the quarter with cash, cash equivalents and marketable securities of $13.8 million and no debt.
•	Added Michael Prinn, an experienced public company financial leader, as the new Chief Financial Officer.
•

Continue to execute on our operating expense control plan, including having more than 90% of the R&D team in one single location, and initiated the G&A cost savings actions under Michael Prinn’s leadership.

Yossi Aloni, Chief Executive Officer, commented,:

“The transformation of SeaChange is well underway and taking hold:  we are seeing further evidence that our strategic growth initiatives are winning in the marketplace, positioning SeaChange for clear market leadership and long-term profitable growth. The Framework offering and our unique value-based engagement have been well received.  Our new wins in the quarter provide additional confirmation that we have a superior product, which enables our customers in turn to offer an exceptional viewer experience to their customers.”

“In addition to our focus on revenue growth and Framework wins, we continue to streamline our operations to better align with the realities of our business as it exists today.  We have identified substantial expense savings, and we are actively engaged in realizing those savings. Our new Chief Financial Officer, Michael Prinn, is working diligently to both realize the cost savings previously identified as well as identifying additional opportunities that may exist.”

“The only financial metric that was disappointing was our cash balance of $13.8 million at quarter end. The good news is that we believe our cash position has stabilized, and the actions we are taking to right-size the cost structure of the company, combined with our strong sales momentum, should set us up to be cash flow positive moving forward.”

The Company’s U.S. GAAP third quarter fiscal 2020 results included charges of $2.9 million in non-GAAP adjustments, which consisted of amortization of intangible assets from prior acquisitions of $0.3 million, severance and other restructuring costs of  $2.3 million and stock-based compensation of $0.4 million. Third quarter fiscal 2019 results included charges of $2.2 million in non-GAAP adjustments, which consisted of stock-based compensation of $0.8 million, amortization of intangible assets from prior acquisitions of $0.4 million and severance and other restructuring costs of $1.0 million. Non-GAAP income from operations in the third quarter of fiscal 2020 was $5.2 million, or $0.14 per fully diluted share, compared to a non-GAAP net loss from operations in the third quarter of fiscal 2019 of $0.3 million, or $0.01 per basic share.

For the first nine months of fiscal 2020, the Company reported revenue of $47.8 million and a net loss of $8.9 million, or $0.24 per basic share, compared to revenue of $45.4 million and a net loss of $18.4 million, or $0.52 per basic share, in the same period in the prior fiscal year. The non-GAAP loss from operations for the first nine months of fiscal 2020 was $1.3 million, or $0.04 per basic share, compared to a non-GAAP loss from operations of $10.5 million, or $0.29 per basic share, in the first nine months of fiscal 2019.

Outlook

Update on the Company’s key metrics for fiscal 2020:

•	Goal: Close 20-25 significant deals for multiple product/service offerings on an annual basis. Progress: Closed 15 significant deals since the rollout of our Framework solution in April this year.
•

Goal: Increase total annual revenue in the low to mid double digits percentage range to $70-80 million, despite lower year-over-year service revenues. Progress: The Company is encouraged by the continued growth of the Framework deal pipeline and the transactions already closed, and remains confident in the full year revenue target.

•	Goal: Maintain GAAP gross margin in the low 60% range. Progress: Gross margin from Framework deals in Q3 increased overall gross margin to 76%, well above the low 60% range.
•

Goal: Complete the development of three significant new product offerings. Progress: achieved in second quarter this year when the company released 7th generation Back Office, virtualized Orchestrator and predictive Analytics 1.0. In the fourth quarter, SeaChange is launching the industry’s first true end-to-end container based advertisement management, insertion and placement solution.

•

Goal: Continue to reduce costs by focusing on reducing third-party costs and eliminating non-essential costs.   Progress: on-track, efforts to reduce third-party costs were significantly achieved in the second and third quarter, with full annualized savings impact beginning to be reflected in Q3. The changes the Company has made this year, and will continue to make during the fourth quarter, will generate over $12 million in annual cost savings. Work is continuing to align the organization with the realities of the business needs as the Framework solution continues to roll out.

•

Goal: Deliver GAAP operating results between a loss of $0.09 per basic share to income of $0.07 per fully diluted share and non-GAAP operating income between $0.03 to $0.19 per fully diluted share. Progress: Management is confident in our yearly operating profit goals for the full year.

•

Goal: Increase cash by $3-6 million. Progress: Based upon continuing trends with Framework deal structure, the Company is lowering its expectations for cash at the end of the fiscal year to $14-16 million, from the previous $22 – 25 million, but anticipates that the increased number of Framework transactions, along with lower operating expense levels, will enable SeaChange to rebuild its cash position significantly in fiscal 2021.

SeaChange management continues to believe that achieving these goals will establish the foundation for a business model targeted to result in sustainable double-digit revenue growth and non-GAAP operating income of 10-13% in 2 to 3 years.

These GAAP estimates are subject to a number of variables that are outside of management’s control, including the size of restructuring expenses, which are influenced by the timing of certain restructuring activities and stock price fluctuations.

Recent Development

Following the quarter, Mark Bonney, Chairman of the Board, has resigned from the board after several years of service. Robert Pons has been appointed Chairman of the Board.

Webcast

The Company will host a webcast to discuss its third quarter Fiscal 2020 results at 5:00 p.m. ET today, Wednesday, December 4, 2019.  The live webcast may be accessed at https://78449.themediaframe.com/dataconf/productusers/scc/mediaframe/33423/indexl.html; which will include a presentation accompanying management’s remarks. The webcast replay and presentation will be archived on the Events page at investors.seachange.com following completion of the call. The call may also be accessed by dialing 877-407-8037 (U.S.) and 201-689-8037 (international) for audio only.

About SeaChange International

SeaChange is a leading supplier of Video Delivery Software Solutions. Our solution powers hundreds of cloud and on-premise video delivery platforms, servicing over 50 million subscribers worldwide. SeaChange offers value-based engagement which provides content and service providers with a complete software delivery platform for linear, VOD and TSTV over managed and unmanaged networks. The SeaChange Framework solution includes video back-office, media asset management, targeted advertising management, analytics and the client interface for STBs, Smart-TVs and mobile devices. Our solution is available as a product or managed service deployed on-premises, in the cloud or as a hybrid. For more information, please visit www.seachange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including the impact changes currently underway, our framework video delivery model, the anticipated closing of deals, revenue, gross margins, development of new product offerings, cost savings, income from operations, cash balance and other financial matters, are neither promises nor guarantees and may constitute “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include words such as “may,” “might,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “seeks,” “intends,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Numerous factors could cause actual future results to differ materially from current expectations expressed or implied by such forward-looking statements, including, without limitation, the following:  the continued spending by the Company’s customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the success of our efforts to introduce SaaS-based multiscreen service offerings; the Company’s ability to successfully introduce new products or enhancements to existing products; the manner in which the multiscreen video and OTT markets develop; the Company’s transition to being a company that primarily provides software solutions; the Company’s ability to compete in the marketplace; any failure by the Company to respond to changing technology; measures taken to address the variability in the market for our products and services;  the loss of or reduction in demand, or the return of product, by one of the Company’s large customers or the failure of revenue acceptance criteria in a given fiscal quarter; consolidation in the markets the Company serves; the cancellation or deferral of purchases of the Company’s products; the adoption of our value-based selling approach; the length of the Company’s sales cycles; any decline in demand or average selling prices for our products and services; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of restructuring programs; the Company’s ability to manage its growth; the risks associated with international operations; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation relating to the Company’s intellectual property; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company’s ability to realize the benefits of completed or future acquisitions, including Xstream A/S; the impact of acquisitions, divestitures or investments made by the Company; the Company’s ability to raise additional funds through capital markets on favorable terms and in a timely manner; the Company’s ability to access sufficient funding to finance desired growth and operations; any impairment of the Company’s assets; the ability of the Company to use its net operating losses; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; additional tax liabilities to which the Company may be subject, including should the Company’s net operating loss carry-forwards be impaired, notwithstanding the Company’s Tax Benefits Preservation Plan; possible adjustments to estimates resulting from the new tax legislation; any breach of the Company’s security measures and customer data or our data being obtained unlawfully; evolving data privacy regulations; service interruptions or delays from our third-party data center hosting facilities; disruptions to the Company’s information technology systems; stock price volatility and compliance with Nasdaq continued listing standards; actions that may be taken by significant stockholders, notwithstanding the February 2019 Cooperation Agreement with TAR Holdings LLC; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; change in accounting standards; any weakness in the Company’s internal controls over financial reporting; the Company’s use of estimates in accounting for the Company’s contracts; the performance of the Company’s third-party vendors; the Company’s entry into fixed price contracts and the related risk of cost overruns; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; the performance of companies in which the Company has made investments; the impact of changes in the market on the value of our investments; changes in the regulatory environment; uncertainties of regulation of the Internet and data traveling over the Internet; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; terrorist acts, conflicts, wars and geopolitical uncertainties; and the Company’s Delaware anti-takeover provisions. These risks and other risk factors that could cause actual results to differ from those anticipated are detailed in various publicly available documents filed by the Company from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 12, 2019. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers not to rely on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	October 31, 2019	January 31, 2019
Assets
Cash and cash equivalents	$5,887	$20,317
Marketable securities	7,868	10,359
Accounts and other receivables, net	13,953	19,267
Unbilled receivables	5,962	5,448
Inventories, net	204	924
Prepaid expenses and other current assets	6,213	6,033
Property and equipment, net	6,577	7,192
Goodwill and intangible assets, net	12,477	8,753
Unbilled receivables, long-term	10,723	-
Other assets	2,675	450
Total assets	$72,539	$78,743
Liabilities and Stockholders' Equity
Accounts payable and other liabilities	$15,284	$12,265
Deferred revenue	7,769	10,746
Deferred tax liabilities and income taxes payable	422	632
Total liabilities	23,475	23,643
Total stockholders' equity	49,064	55,100
Total liabilities and stockholders' equity	$72,539	$78,743

SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2019	2018	2019	2018
Revenue:
Product	$13,524	$8,268	$26,671	$12,821
Service	7,020	10,343	21,170	32,626
Total revenue	20,544	18,611	47,841	45,447
Cost of revenue:
Product	466	1,723	4,414	2,539
Service	4,386	5,600	13,939	16,428
Total cost of revenue	4,852	7,323	18,353	18,967
Gross profit	15,692	11,288	29,488	26,480
Operating expenses:
Research and development	4,033	4,727	12,060	15,770
Selling and marketing	3,859	4,165	9,674	11,635
General and administrative	3,265	3,881	11,664	13,356
Severance and restructuring costs	2,282	1,030	3,152	1,620
Total operating expenses	13,439	13,803	36,550	42,381
Income (loss) from operations	2,253	(2,515)	(7,062)	(15,901)
Other expense, net	(161)	(2,087)	(2,030)	(4,898)
Income (loss) before income taxes	2,092	(4,602)	(9,092)	(20,799)
Income tax benefit	(53)	(775)	(214)	(2,421)
Net income (loss)	$2,145	$(3,827)	$(8,878)	$(18,378)
Net income (loss) per share, basic	$0.06	$(0.11)	$(0.24)	$(0.52)
Net income (loss) per share, diluted	$0.06	$(0.11)	$(0.24)	$(0.52)
Weighted average common shares outstanding, basic	36,751	35,747	36,606	35,668
Weighted average common shares outstanding, diluted	37,752	35,747	36,606	35,668

SeaChange International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	For the Nine Months Ended October 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(8,878)	$(18,378)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,622	2,251
Provision for bad debts	480	—
Stock-based compensation expense	554	2,571
Deferred income taxes	(203)	(702)
Unrealized foreign currency transaction gain	1,399	2,354
Other	97	27
Changes in operating assets and liabilities:
Accounts receivable	5,456	9,100
Unbilled receivables	(11,215)	(4,957)
Inventory	720	(43)
Prepaid expenses and other current assets and other assets	469	(2,107)
Accounts payable	(1,079)	2,401
Accrued expenses and other liabilities	535	(9,153)
Deferred revenue	(2,977)	(7,060)
Other operating activities	—	2,424
Net cash used in operating activities	(13,020)	(21,272)
Cash flows from investing activities:
Purchases of property and equipment	(252)	(328)
Cash paid for acquisitions, net	(3,838)	—
Purchases of marketable securities	(852)	(8,510)
Proceeds from sales and maturities of marketable securities	3,343	6,649
Net cash used in investing activities	(1,599)	(2,189)
Cash flows from financing activities:
Proceeds from issuance of common stock	66	82
Repurchases of common stock	(142)	—
Other financing activities	—	(44)
Net cash (used in) provided by financing activities	(76)	38
Effect of exchange rate on cash and cash equivalents	265	1,859
Net decrease in cash, cash equivalents and restricted cash	(14,430)	(21,564)
Cash, cash equivalents and restricted cash at beginning of period	20,317	43,661
Cash, cash equivalents and restricted cash at end of period	$5,887	$22,097
Supplemental disclosure of cash flow information
Income taxes paid	$454	$2,908
Non-cash activities:
Fair value of common stock issued in acquisition	$874	$—

Non-GAAP Measures

We define non-GAAP income (loss) from operations as U.S. GAAP operating income (loss) plus stock-based compensation expenses, amortization of intangible assets, non-operating expense professional fees and severance and other restructuring costs. We discuss non-GAAP income (loss) from operations in our quarterly earnings releases and certain other communications, as we believe non-GAAP operating income (loss) from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP income (loss) from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP income (loss) from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income (loss) from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP income (loss) from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our U.S. GAAP income (loss) from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP income (loss) from operations for the three and nine months ended October 31, 2019 and 2018:

SeaChange International, Inc.

Fiscal Year Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share and percentage data)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2019	2018	2019	2018
	(Amounts in thousands)		(Amounts in thousands)
GAAP income (loss) from operations	$2,253	$(2,515)	$(7,062)	$(15,901)
Amortization of intangible assets	295	383	893	1,198
Stock-based compensation	357	769	554	2,571
Professional fees - other	-	50	1,180	50
Severance and other restructuring costs	2,282	1,030	3,152	1,620
Non-GAAP income (loss) from operations	$5,187	$(283)	$(1,283)	$(10,462)

Net income (loss) per share per non-GAAP income (loss) from operations, basic	$0.14	$(0.01)	$(0.04)	$(0.29)
Net income (loss) per share per non-GAAP income (loss) from operations, diluted	$0.14	$(0.01)	$(0.04)	$(0.29)
Weighted average common shares outstanding, basic	36,751	35,747	36,606	35,668
Weighted average common shares outstanding, diluted	37,752	35,747	36,606	35,668

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Guidance

(Unaudited, amounts in thousands, except per share data)

	Twelve Months Ended
	January 31, 2020
GAAP revenue guidance	$70,000	to	$80,000
GAAP income (loss) from operations per basic share	(0.09)		0.07
Exclude stock compensation expense	0.07		0.07
Exclude amortization of intangible assets	0.02		0.02
Exclude professional fees associated with divestitures	0.01		0.01
Exclude restructuring costs	0.02		0.02
Non-GAAP income from operations per diluted or basic shares	$0.03		$0.19

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
	(Amounts in thousands)		(Amounts in thousands)
Product revenue:
Framework	$12,668	$-	$21,371	$-
Video platform	16	5,259	184	8,597
OVP	764	-	2,330	-
Advertising	71	1,793	795	2,402
User experience	-	-	-	25
Hardware	-	1,162	1,986	1,743
Third-party products	5	54	5	54
Total product revenue	13,524	8,268	26,671	12,821
Service revenue:
Maintenance and support	5,868	7,511	16,106	21,750
Framework and support services	368	-	477	-
SaaS	270	60	696	254
Professional services - video platform	514	2,636	3,891	10,365
User experience	-	136	-	257
Total service revenue	7,020	10,343	21,170	32,626
Total revenue	$20,544	$18,611	$47,841	$45,447